Exhibit 5.1

Stradley Ronon Stevens & Young, LLP
Suite 2600
2005 Market Street
Philadelphia, PA 19103-7018
Telephone 215.564.8000
Fax 215.564.8120
www.stradley.com

December 23, 2015

Customers Bancorp, Inc.
1015 Penn Avenue
Suite 103
Wyomissing PA 19610

Re:            Customers Bancorp, Inc. – Offering of Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to and for Customers Bancorp, Inc., a Pennsylvania corporation (the "Company"), in connection with the offer and sale of shares of the Company's common stock, par value $1.00 per share, with an aggregate offering price of up to $30,000,000 (the "Shares"), which will be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"). The Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, File No. 333-188040, filed with the United States Securities and Exchange Commission (the "Commission") on April 19, 2013 and declared effective by the Commission on April 30, 2013. Offers and sales of the Shares will be made under the prospectus (the "Prospectus") included in the Registration Statement, as supplemented by the prospectus supplement dated December 23, 2015 (the "Prospectus Supplement") pursuant to an At Market Issuance Sales Agreement dated December 23, 2015 (the "Sales Agreement") between the Company and FBR Capital Markets & Co., MLV & Co. LLC and Maxim Group LLC.
In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)             the Registration Statement;

(ii)           the Prospectus;

(iii)          the Prospectus Supplement;

(iv)          the Sales Agreement;

(v)            the Company's Amended and Restated Articles of Incorporation, as amended, included as Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Commission on April 30, 2012, as amended by the Amendment included as Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Commission on July 2, 2012;

Customers Bancorp, Inc.
December 23, 2015

(vi)           the Company's Amended and Restated Bylaws, included as Exhibit 3.2 to the Company's Current Report on Form 8-K filed with the Commission on April 30, 2012;
(vii)          resolutions of the Company's Board of Directors with respect to the offering of the Shares; and

(viii)        such other records, documents, certificates and statutes as we have deemed necessary for purposes of this opinion letter.

In rendering this opinion, we have assumed and relied upon, without independent investigation (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals and (iii) the conformity to the originals of all documents submitted to us as certified, electronic or photostatic copies.

The law covered by the opinions expressed herein is limited to the federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States of America and the statutes, judicial and administrative decisions and rules and regulations of the governmental agencies of the Commonwealth of Pennsylvania. We are not rendering any opinion as to compliance with any federal or state law, rule, or regulation relating to securities, or to the sale or issuance thereof. This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of the Commission's Regulation S-K, and we express no opinion as to any matter pertaining to the contents of the Registration Statement, the Prospectus, the Prospectus Supplement or any other prospectus supplement or free writing prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

Our opinions are limited and qualified in all respects by the effects of (i) general principles of equity and limitations on availability of equitable relief, including specific performance, whether applied by a court of law or equity, and (ii) bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance or fraudulent transfer, receivership, and other laws now or hereafter in force affecting the rights and remedies of creditors generally (not just creditors of specific types of debtors) and other laws now or hereafter in force affecting generally only creditors of specific types of debtors.

This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

Based upon, and subject to, the foregoing, and subject to the qualifications, assumptions and limitations herein stated, we are of the opinion that when the Shares have been issued and delivered upon payment in full of the consideration therefor as described in the Registration Statement, the Prospectus and Prospectus Supplement, and the Sales Agreement, the Shares will be validly issued, fully paid and nonassessable.

This opinion is to be used only in connection with the Registration Statement and the offering of the Shares described herein and may not be used, quoted or relied upon for any other purpose without our prior written consent.

Customers Bancorp, Inc.
December 23, 2015

We hereby consent to your filing of this opinion as an exhibit to the Company's Current Report on Form 8-K dated December 23, 2015 and we further consent to the reference to our firm under the caption "Legal Matters" in the Prospectus Supplement and Prospectus, and to any reference to our firm in the Registration Statement as legal counsel who have passed upon the validity of the Shares of the Company proposed to be issued thereunder.  In giving such consent, we do not hereby admit that we are "experts" within the meaning of the Securities Act, or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ STRADLEY RONON STEVENS & YOUNG, LLP